UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 4, 2007

NETTIME SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8840 East Chaparral, Suite 100

Scottsdale, Arizona, 85250

 (Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 296-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2007, NETtime Solutions, Inc. (the “Company”) announced that its Board of Directors  appointed Tim Jeffries as a member, effective September 4, 2007.  Mr. Jeffries has also been appointed to serve on the Company’s Audit committee.  Concurrent with his appointment, Mr. Jeffries and the Company entered into the Company’s standard Non-Statutory Stock Option Agreement and Mutual Nondisclosure Agreement for all Company employees, non-employee directors and consultants, as well as the Company’s standard Indemnification Agreement for directors and officers of the Company.  Pursuant to the Non-Statutory Stock Option Agreement, Mr. Jeffries received an option to purchase 32,767 shares of the Company’s common stock with a purchase price of $0.13 per share, which was not less than the fair market value of the optioned shares as determined by the Board on the grant date. The options vest immediately. Under the terms of the Indemnification Agreement, the Company agreed to indemnify Mr. Jeffries for actions taken in his capacity as a director of the Company to the fullest extent permitted by law. The Mutual Non-Disclosure Agreement provides that Mr. Jeffries and the Company will keep certain information confidential and will refrain from disclosing such information to third parties for a specified period of time.

Tim Jeffries is the Managing Partner of P7 Enterprises, a management consulting practice based in Scottsdale, Arizona. In addition, Mr. Jeffries serves as Chairman of the Board of Directors for Contractors Wire & Cable, LLC; Vice Chairman of the Board of Directors for Mission Technology Group, Inc.; and Advisor to the Managing Directors of Carlisle Enterprises, LLC.  [Need to know how long at each position]

In the non-profit field, Mr. Jeffries serves on the Executive Committee of the Board of Directors for the Arizona Chamber of Commerce and Industry, and as Vice Chairman of the Board of Directors for the Make-A-Wish Foundation of Arizona.  Jeffries also serves on the Board of Directors for Arizona Voice for Crime Victims, and as an Advisor to the Board of Trustees for Parents of Murdered Children, Inc.

Mr. Jeffries earned a Bachelor of Science in Political Science from Santa Clara University.  He also earned a Master of Business Administration in the Global Executive MBA Program at the Duke University Fuqua School of Business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETTIME SOLUTIONS, INC.

Date: September 10, 2007	By:	/s/ Thomas J. Klitzke
Name: Thomas J. Klitzke
Title: Principal Accounting Officer